Resolutions of the majority of the Board of Trustees (“Board”)
who are not “interested persons” of the registered investment company
August 12-14, 2024 Board Meetings

FUNDS TRUST
MASTER TRUST
VARIABLE TRUST
GLOBAL DIVIDEND OPPORTUNITY FUND
INCOME OPPORTUNITIES FUND
MULTI-SECTOR INCOME FUND
UTILITIES AND HIGH INCOME FUND

RESOLVED, that the Board, including a majority of the Independent Trustees, hereby determines, with due consideration to (i) the value of the aggregate assets of the Funds to which any person may have access, (ii) the terms of the arrangements made for the custody and safekeeping of such assets, (iii) the nature of securities in the Funds, and  (iv) the amount of the bond and the premium of such bond, that such bond in the aggregate amount presented at this meeting of $135 million is in reasonable form and amount; and
FURTHER RESOLVED, that the Officers be, and each hereby is, authorized and directed to determine an appropriate increase in the fidelity bond coverage, based on assets under management, during the policy, if necessary; and
FURTHER RESOLVED, that the Board, including a majority of the Independent Trustees, after taking all relevant factors into consideration, including, but not limited to, (i) the number of other parties, (ii) the amount of the joint insured bond, (iii) the amount of the premium for such bond, (iv) the ratable allocation of the premium among all parties as insured, and (v) the extent to which the share of the premium allocated to each Fund is less than the premium it would have had to pay if it had provided and maintained a single insured bond, hereby approves the portion of the premium to be paid by each Fund, which is a pro rata portion equal to the ratio of each Fund’s net assets to the aggregate net assets of all the parties; and
FURTHER RESOLVED, that the Officers be, and each hereby is, authorized and directed to negotiate the final terms of the joint fidelity bond, and to execute and deliver on behalf of each Trust any and all documents related thereto, in such form and with such changes (including final premium amount) as such Officer, in consultation with counsel, deems appropriate or advisable; and

FURTHER RESOLVED, that the Joint Fidelity Bond Allocation Agreement among Funds Trust, Master Trust, Variable Trust, Global Dividend Opportunity Fund, Income Opportunities Fund, Multi-Sector Income Fund and Utilities and High Income Fund, which provides for an equitable and proportionate share of any recovery under the joint fidelity bond, be, and it hereby is, reapproved; and

FURTHER RESOLVED, that the Officers be, and each here by is, authorized, empowered and directed to make all filings with the SEC, and to give all notices, required by paragraph (g) of Rule 17g-1 under the 1940 Act.

Resolutions of the majority of the Board of Trustees of the Allspring Exchange-Traded Funds Trust (“Board”)who are not “interested persons” of the registered investment company
November 11-13, 2024 Board Meetings

EXCHANGE-TRADED FUNDS TRUST

Resolved, that the Board, including a majority of the Independent Trustees, hereby determines, with due consideration to (i) the value of the aggregate assets of each of the Funds to which any person may have access, (ii) the terms of the arrangements made for the custody and safekeeping of such assets, (iii) the nature of securities in the Funds, and (iv) the amount of the bond and the premium of such bond, that such bond, in the aggregate amount previously approved by the Existing Allspring Trusts, is in reasonable form and amount; and
Further resolved, that the Board, including a majority of the Independent Trustees, after taking all relevant factors into consideration, including, but not limited to, (i) the number of other parties, (ii) the amount of the joint insured bond, (iii) the amount of the premium for such bond, (iv) the ratable allocation of the premium among all parties as insured, and (v) the extent to which the share of the premium allocated to each of the Funds is less than the premium it would have had to pay if it had provided and maintained a single insured bond, hereby approves the portion of the premium to be paid by each of the Funds, which is a pro rata portion equal to the ratio of the Fund’s net assets to the aggregate net assets of all the parties; and
Further resolved, that the inclusion of the ETF Trust to the Fidelity Bond Allocation Agreement among the Existing Allspring Trusts, which provides for an equitable and proportionate share of any recovery under the joint fidelity bond, be, and it hereby is, approved on behalf of each of the Funds; and
FURTHER RESOLVED, that the Officers be, and each hereby is, authorized, empowered, and directed to make all filings with the SEC, and to give all notices, required by paragraph (g) of Rule 17g-1 under the 1940 Act.

JOINT FIDELITY BOND
ALLOCATION AGREEMENT
Amended and Restated
December 16, 2021

WHEREAS, Allspring Funds Trust (“Funds Trust”), Allspring Master Trust (“Master Trust”) and Allspring Variable Trust (“Variable Trust”) are open-end management investment companies registered as such under the 1940 Act, consisting of investment portfolios as detailed in Appendix A; and

WHEREAS, Allspring Global Dividend Opportunity Fund, Allspring Income Opportunities Fund, Allspring Multi-Sector Income Fund and Allspring Utilities and High Income Fund (the “Closed-End Funds”) are closed-end management investment companies registered as such under the 1940 Act; and

WHEREAS, Funds Trust, Master Trust, Variable Trust and the Closed-End Funds are required to provide and maintain a fidelity bond pursuant to Rule 17g-1 under the 1940 Act; and

WHEREAS, Rule 17g-1(b) provides that the fidelity bond may be in the form of a joint insured bond covering Funds Trust, Master Trust, Variable Trust; and

WHEREAS, the Trustees of Funds Trust, Master Trust and Variable Trust and the Closed-End Funds, including a majority of such Trustees who are not “interested persons” (as that term is defined in the 1940 Act) have made the required determinations required by that Rule, including those provisions specifically applicable to a joint insured bond;

NOW, THEREFORE, Funds Trust, Master Trust, Variable Trust and the Closed-End Funds hereby agree as follows:

1.
Each of Funds Trust, Master Trust, Variable Trust and the Closed-End Funds will pay a portion of the premiums for the joint insured fidelity bond which is allocated pro rata according to the percentage each of their net assets bear to the aggregate net assets of all the insured parties.

2.
In the event recovery is received under the joint insured bond as a result of a loss sustained by two or more of the insured parties, each party shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which such party would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

ALLSPRING FUNDS TRUST

By:
___________________________

Matthew Prasse

Secretary

ALLSPRING MASTER TRUST

By:
___________________________

Matthew Prasse

Secretary

ALLSPRING VARIABLE TRUST

By:
___________________________

Matthew Prasse

Secretary

ALLSPRING GLOBAL DIVIDEND OPPORTUNITY
FUND

By:
___________________________

Matthew Prasse

Secretary

ALLSPRING INCOME OPPORTUNITIES FUND

By:
___________________________

Matthew Prasse

Secretary

ALLSPRING MULTI-SECTOR INCOME FUND

By:
___________________________

Matthew Prasse

Secretary

ALLSPRING UTILITIES AND HIGH INCOME FUND

By:
___________________________

Matthew Prasse

Secretary

Appendix A

JOINT FIDELITY BOND
ALLOCATION AGREEMENT
Allspring Funds Trust
100% Treasury Money Market Fund
Absolute Return Fund
Adjustable Rate Government Fund
Alternative Risk Premia Fund
Asset Allocation Fund
California Limited-Term Tax-Free Fund
California Tax-Free Fund
Common Stock Fund
Core Bond Fund
Core Plus Bond Fund
Disciplined Small Cap Fund
Disciplined U.S. Core Fund
Discovery Small Cap Growth Fund
Diversified Capital Builder Fund
Diversified Income Builder Fund
Emerging Growth Fund
Emerging Markets Equity Fund
Emerging Markets Equity Income Fund1
Global Investment Grade Credit Fund2
Global Long/Short Equity Fund
Government Money Market Fund
Government Securities Fund
Growth Fund
High Yield Bond Fund
High Yield Municipal Bond Fund
Income Plus Fund
Index Asset Allocation Fund
Index Fund
Innovation Fund
Intermediate Tax/AMT-Free Fund
International Equity Fund
Large Cap Core Fund
Large Cap Growth Fund
Large Cap Value Fund
Large Company Value Fund
Managed Account CoreBuilder Shares – Series CP

1
On August 13, 2024, the Board of Trustees of Allspring Funds Trust approved the name change of Allspring Emerging Markets Equity Income Fund to Allspring Emerging Markets Equity Advantage Fund effective on or about January 8, 2025.
2
On November 13, 2024, the Board of Trustees of Allspring Funds Trust approved the liquidation and termination of the Allspring Global Investment Grade Credit Fund effective on or about January 16, 2025.

Managed Account CoreBuilder Shares – Series EM
Managed Account CoreBuilder Shares – Series EPI
Managed Account CoreBuilder Shares - Series M
Managed Account CoreBuilder Shares - Series SP3
Mid Cap Growth Fund
Minnesota Tax-Free Fund
Money Market Fund
Municipal Bond Fund
National Tax-Free Money Market Fund
Opportunity Fund
Pennsylvania Tax-Free Fund
Precious Metals Fund
Premier Large Company Growth Fund
Real Return Fund
Short Duration Government Bond Fund
Short-Term Bond Plus Fund
Short-Term High Income Fund
Short-Term Municipal Bond Fund
Small Company Growth Fund
Small Company Value Fund
SMID Cap Growth Fund
Special Global Small Cap Fund
Special International Small Cap Fund
Special Large Cap Value Fund
Special Mid Cap Value Fund
Special Small Cap Value Fund
Spectrum Aggressive Growth Fund
Spectrum Conservative Growth Fund
Spectrum Growth Fund
Spectrum Income Allocation Fund
Spectrum Moderate Growth Fund
Strategic Municipal Bond Fund
Treasury Plus Money Market Fund
Ultra Short-Term Income Fund
Ultra Short-Term Municipal Income Fund
Utility & Telecommunications Fund
Wisconsin Tax-Free Fund
Allspring Master Trust
Core Bond Portfolio
Disciplined International Developed Markets Portfolio
Disciplined Large Cap Portfolio
Diversified Large Cap Growth Portfolio4

Large Cap Value Portfolio
Large Company Value Portfolio
Allspring Macro Strategies Portfolio
Managed Fixed Income Portfolio5
Real Return Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Allspring Variable Trust
VT Discovery All Cap Growth Fund
VT Discovery SMID Cap Growth Fund
VT Index Asset Allocation Fund
VT Opportunity Fund
VT Small Cap Growth Fund
Allspring Exchange-Traded Funds Trust
Broad Market Core Bond ETF
Core Plus ETF
Income Plus ETF
LT Large Core ETF
LT Large Growth ETF
Special Large Value ETF
Allspring Global Dividend Opportunities Fund
Allspring Income Opportunities Fund
Allspring Multi-Sector Income Fund
Allspring Utilities and High Income Fund

Appendix A Amended: November 13, 2024

3
On August 13, 2024, the Board of Trustees of Allspring Funds Trust approved the establishment of the Allspring Managed Account CoreBuilder Shares – Series SP effective in the fourth quarter 2024.
4
On November 13, 2024, the Board of Trustees of Allspring Master Trust approved the liquidation and termination of the Allspring Diversified Large Cap Growth Portfolio effective on a date to be determined.
5
On November 13, 2024, the Board of Trustees of Allspring Master Trust approved the liquidation and termination of the Allspring Managed Fixed Income Portfolio effective on a date to be determined.